Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 North Community House Road Suite 350 Charlotte, NC 28277 Tel: (704) 587-8409 Fax: (704) 587-8795 www.polypore.net

Polypore to Host Investor Call on the Lithium Battery Separator Industry

CHARLOTTE, N.C., Feb. 3, 2012 (GLOBE NEWSWIRE) — Polypore International, Inc. (NYSE:PPO) will host an investor call that will focus on facts in the lithium battery separator industry.

Robert Toth, President and CEO, and Lynn Amos, Chief Financial Officer, will host the call beginning at 12:00 pm Eastern time on Friday, February 3, 2012. Dr. John Zhang, a world recognized expert in battery separator technology and the Chief Technical Officer of the Celgard Lithium Separator Business, will also join the call. The dial-in number for the conference call is (719) 457-2697. Enter code 2424183. A replay of the conference call will be available through February 17, 2012 via telephone at (719) 457-0820. Enter code 2424183.

A link to the webcast and a copy of the Company’s presentation will be accessible through the Company’s website at http://www.polypore.net in the Investor Relations section under Events & Presentations.

The webcast can also be found at http://investor.polypore.net/eventdetail.cfm?eventid=109158 .  A replay will be archived and available after the conference call for 90 days.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.